EXHIBIT 10.2
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                                      AGREEMENT


                      This Agreement, made and entered into this ____ day
            of _____________, 1994 ("Agreement"), by and between Ashland Coal, Inc., a Delaware corporation ("Company"), and
            ___________________________ ("Indemnitee"):

                      WHEREAS, highly competent persons are becoming more
            reluctant to serve publicly-held corporations as officers or in other positions which entail inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation unless they are provided with adequate protection through insurance and/or indemnification against such risks; and

                      WHEREAS, the current impracticability of obtaining
            adequate insurance and the uncertainties relating to in-demnification have increased the difficulty of attracting and retaining such persons; and

                      WHEREAS, the Board of Directors of the Company has
            determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such pro-tection in the future; and

                      WHEREAS, it is reasonable, prudent and necessary
            for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will agree to initially serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

                      WHEREAS, Indemnitee is willing to serve, continue
            to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

                      WHEREAS,  Indemnitee agrees and acknowledges that
            this Agreement is not an employment agreement, is specifically designed only to govern the Indemnitee's rights to indemnification and affects no other aspect, term or condition of the Indemnitee's employment.

                      NOW, THEREFORE, in consideration of the premises
            and the covenants contained herein, the Company and Indem-nitee do hereby covenant and agree as follows:
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                      Section 1.  Services by Indemnitee.  Indemnitee
            agrees to serve as an officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obli-gation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.

                      Section 2. Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and
            (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time thereafter. The rights of Indemnitee provided under the pre-ceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

                      Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter de-fined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company, regardless of whether the events or actions giving rise to the Proceeding occurred prior to or after the Effective Date. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Pro-ceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

                      Section 4. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of in-demnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor, regardless of whether the events or actions giving rise to the Proceeding occurred prior to or after the Effective Date. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Pro-ceeding if he acted in good faith and in a manner he reason-ably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Pro-

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            ceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.


                      Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that In-demnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Pro-ceeding, regardless of whether the events or actions giving rise to the Proceeding occurred prior to or after the Effective Date, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or other-wise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify In-demnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

                      Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agree-ment, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which In-demnitee is not a party, regardless of whether the events or actions giving rise to the Proceeding occurred prior to or after the Effective Date, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                      Section 7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, regardless of whether the events or actions giving rise to the Proceeding occurred prior to or after the Effective Date within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that


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            Indemnitee is not entitled to be indemnified against such
            Expenses.

                      Section 8. Procedure for Determination of Entitle-ment to Indemnification.

                           (a)  To obtain indemnification under this
            Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what ex-tent Indemnitee is entitled to indemnification. The Sec-retary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

                           (b)  Upon written request by Indemnitee for
            indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as herein-after defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board of Directors, by the stockholders of the Company; and, if it is so deter-mined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably neces-sary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemni-fication) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.



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                           (c)  In the event the determination of en-
            titlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Indepen-dent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the require-ments of "Independent Counsel" as defined in Section 16 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity


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            (subject to the applicable standards of professional conduct then prevailing).

                      Section 9.  Presumptions and Effect of Certain Pro-
            ceedings.

                           (a)  If a Change of Control shall have oc-
            curred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indem-nitee has submitted a request for indemnification in accor-dance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                           (b)  The termination of any Proceeding or of
            any claim, issue or matter therein, by judgment, order, set-tlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presump-tion that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                      Section 10.  Remedies of Indemnitee.

                           (a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Sec-tion 7 of this Agreement, (iii) no determination of entitle-ment to indemnification shall have been made pursuant to
            Section 8(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) pay-ment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudica-tion in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alterna-tively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitra-tion Association. Indemnitee shall commence such proceeding

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            seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

                           (b)  In the event that a determination shall
            have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this
            Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial pro-ceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Ex-penses, as the case may be.

                           (c)  If a determination shall have been made
            pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a mis-statement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnifica-tion under applicable law.

                           (d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indem-nified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 16 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance-ment of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.





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                      Section 11.  Non-Exclusivity; Survival of Rights;
            Insurance; Subrogation.

                           (a)  The rights of indemnification and to
            receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agree-ment or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

                           (b)  In addition to the rights to
            indemnification and advancement of expenses provided in this Agreement, to the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage avail-able for any such director, officer, employee or agent under such policy or policies.

                           (c)  In the event of any payment under this
            Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

                           (d)  The Company shall not be liable under
            this Agreement to make any payment of amounts otherwise in-demnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any in-surance policy, contract, agreement or otherwise.

                      Section 12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining pro-visions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement

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            (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

                      Section 13. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other pro-vision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agree-ment with respect to any Proceeding brought by Indemnitee, or any claim therein prior to a Change in Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

                      Section 14. Identical Counterparts. This Agree-ment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

                      Section 15. Headings. The headings of the para-graphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

                      Section 16.  Definitions.  For purposes of this
            Agreement:

                           (a)  "Change in Control" means a change in
            control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to
            Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) prom-ulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, con-solidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the


            members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause
            (a)(ii) of this Section 16, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomina-tion for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                           (b)  "Corporate Status" describes the status
            of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partner-ship, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

                           (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceed-ing in respect of which indemnification is sought by Indem-nitee.

                           (d)  "Effective Date" means ______________,
            199_.

                           (e)  "Expenses" shall include all reasonable
            attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                           (f)  "Independent Counsel" means a law firm,
            or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or
            (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the fore-going, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.


                           (g)  "Proceeding" includes any action, suit,
            arbitration, mediation, mini-trial, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one (i) initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) pending on or before the Effective Date.

                      Section 17. Modification and Waiver. No supple-ment, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                      Section 18. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

                      Section 19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or
            (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                           (a)  If to Indemnitee, to:

                                [Name]
                                [Address]


                           (b)  If to the Company to:

                                Roy F. Layman
                                Ashland Coal, Inc.
                                P. O. Box 6300
                                Huntington, WV 25771

            or to such other address as may have been furnished to In-demnitee by the Company or to the Company by Indemnitee, as the case may be.





                      Section 20. Governing Law. The parties agree that this Agreement shall be governed by, and construed and en-forced in accordance with, the laws of the State of Delaware.

                      Section 21. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

                      IN WITNESS WHEREOF, the parties hereto have
            executed this Agreement on the day and year first above written.

            ATTEST:
                                          ASHLAND COAL, INC.


            By_________________________
            By_________________________




                                          ______________________________
                                          [Name]

                                Address:

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